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                                  EXHIBIT 5.1





                                 April 16, 1996
                                                                       A-176-4.1
ADAC Laboratories
540 Alder Drive
Milpitas, California  95035

Gentlemen:

         We are acting as counsel for ADAC Laboratories (the "Company") in connection with the preparation and filing of the Company's Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 171,664 shares of the Company's Common Stock, without par value (the "Shares") (of which 106,664 shares have been previously subject of a Form S-8 Registration Statement), which may be issued pursuant to the exercise of options granted under the Company's Directors' Stock Option Plan (1987).

         We are familiar with the proceedings taken by the Company relating to the authorization and issuance of the Shares in the manner set forth in the Registration Statement. We have examined and relied upon the originals, or copies, of such corporate records, certificates, documents and other instruments, and reviewed such questions of law as we have considered necessary and appropriate in order to enable us to render the opinion expressed below, and on the basis of such, we hereby advise you as follows:

                 Subject to the taking of certain proceedings, to the extent required, in certain states which may have jurisdiction with respect thereto, the Shares, when issued and sold in the manner set forth in the Registration Statement and in the manner provided in the Directors' Stock Option Plan (1987) pursuant to which such issuance and sale will be undertaken, will be legally and validly issued and outstanding, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       GRAVEN PERRY BLOCK BRODY & QUALLS
                                         A PROFESSIONAL CORPORATION



                                       By /s/ Kriston D. Qualls
                                          -------------------------------------
                                           Kriston D. Qualls

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